Exhibit 99.1

For Immediate Release

For more information:

Tom Speir

Chief Financial Officer

(864) 240-6208

Tom_Speir@ucbi.com

United Community Banks, Inc. Announces Completion of Strategic Initiatives That Simplify and Strengthen Balance Sheet; Increased Share Repurchase Authorization

Strategic actions reduce interest rate risk, provide greater liquidity for organic growth, improve balance sheet flexibility, and enhance overall earnings profile.

GREENVILLE, SC – September 8, 2026 – United Community Banks, Inc. (NYSE: UCB) (“United” or the “Company”) today announced that, following the September 1 completion of the sale of Navitas Credit Corp. and NLFC Reinsurance Corp (collectively, “Navitas”), which netted the Company approximately $2.0 billion in proceeds, it has completed a strategic balance sheet repositioning of its investment securities portfolio. The repositioning is designed to reduce interest rate risk exposure, fund organic growth, and improve United’s future earnings profile by replacing lower-yielding investment securities with higher-yielding assets, while maintaining strong capital levels.

As part of the repositioning, United reclassified $2.2 billion in held-to-maturity investment securities to available-for-sale designation. The Company then sold approximately $2.6 billion of certain lower-yielding investment securities. These securities carried a weighted average yield of 2.20%, an average duration of approximately 5.5 years, and a weighted average life of approximately 6.5 years. United is initially redeploying the proceeds from both the Navitas sale and the balance sheet repositioning primarily into cash and short-duration securities with an average yield of approximately 4.5% and an average duration of approximately 2 years, reducing its interest rate risk profile and improving its future earnings profile. The Company intends to remix a portion of the balance sheet from securities into higher yielding organic loan growth over time, providing additional future earnings potential. The Company expects to recognize an estimated pre-tax loss of approximately $300 million as a result of the repositioning, net after the partially offsetting benefit from the $64 million pre-tax gain generated on the sale of Navitas. While the non-recurring loss on the sale of securities is expected to result in a net loss for the third quarter of 2026, United expects to report positive net income for the nine months ending September 30, 2026.

The portfolio restructuring replaces a substantial portion of the income lost due to the sale of Navitas. Due to its robust capital position, United was able to accomplish this portfolio restructuring while maintaining strong capital ratios. Following the sale of Navitas, United’s proforma common equity tier one (CET1) ratio was approximately 14.5%. On a proforma basis, giving effect to the repositioning, the recently completed acquisition of Peach State Bancshares, Inc. (“Peach State”) and the sale of Navitas, the Company projects that its CET1 ratio for the third quarter of 2026 will remain above 13%.

In addition to the sale of Navitas and the balance sheet repositioning, United continues to invest in core organic growth across the franchise. The Company has designed and implemented a unified program to recruit and onboard high-quality revenue producers into its processes and culture. As a result of these efforts, United has increased its revenue producers by close to 20% over the past year. These efforts are expected to translate into higher organic loan growth and revenue moving forward.

Supplementing the focus on organic growth, United continually evaluates opportunities to deploy capital via low-risk, in-market acquisitions and common share repurchases. The recently completed Peach State acquisition highlights United’s ability to build density in attractive markets through small, tuck-in acquisitions. This transaction is illustrative of the types of acquisitions that United will continue to evaluate and execute as a lever for future growth. Additionally, the Company’s repurchase of $50 million in common shares in the third quarter to date offset the dilution in number of shares that resulted from the Peach State acquisition, effectively converting it to an all-cash transaction.

“We have completed a number of important strategic initiatives that, taken together, are designed to return United to leading financial performance—and, importantly, to create a stronger and more resilient franchise going forward,” said Lynn Harton, Chairman and Chief Executive Officer. “Our strong capital position provides us with the flexibility to take this opportunity to better manage our interest rate risk, enhance our earnings, and further increase our liquidity to fund future organic growth. We have simplified our business, strengthened our balance sheet, and are focused on growing our most valuable asset—our Southeastern relationship banking franchise. We believe that the combination of these actions positions United with greater capacity to support our customers, while maintaining a robust capital position and improving our future earnings.”

Stock Repurchase Program Increase

On September 1, 2026, the Executive Committee of the Board of Directors authorized a $100 million increase (through December 31, 2027) to the share repurchase program approved by the Board in 2026, of which $13 million remained outstanding, subject to customary regulatory approvals. The company has repurchased $87 million of shares in 2026 under the existing common stock repurchase program, including $37 million in the first quarter of 2026 and $50 million in the third quarter of 2026. The timing, price, and quantity of purchases will be at United’s discretion, subject to market conditions and other factors. The repurchase program does not obligate United to repurchase any minimum number of shares and may be modified, suspended, or discontinued at any time. Repurchases under the program may be effected through open market purchases, privately-negotiated transactions, block purchases, Rule 10b5-1 plans, or otherwise in accordance with applicable securities laws and other legal requirements. Repurchases under this program may be funded from a combination of existing cash balances and other available liquidity sources.

Conference Call

United will hold a conference call on Tuesday, September 8, 2026 at 9:00 a.m. EDT to discuss the contents of this press release. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10211527/104bd4e70f5. Those without internet access or unable to pre-register may dial in by calling 1-844-676-1337. The conference call also will be webcast and can be accessed by selecting “Events and Presentations” under “News and Events” within the Investor Relations section of the company's website, ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (NYSE: UCB) is the financial holding company for United Community, a top-100 U.S. financial institution committed to building stronger communities and improving the financial health and well-being of its customers. United Community offers a full range of banking, mortgage and wealth management services. As of June 30, 2026, United Community Banks, Inc. had $29.1 billion in assets and operated 200 offices across Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. United Community also manages a nationally recognized SBA lending franchise, extending its reach to businesses across the country. United Community is the most awarded bank in the Southeast for Retail Banking Customer Satisfaction by J.D. Power, earning more awards than any other bank in the region, including recognition in 12 of the last 17 years. United Community has also been named one of the “Best Banks to Work For” by American Banker for nine consecutive years. In commercial banking, United Community earned multiple 2026 Greenwich Best Bank awards for Small Business Banking. Forbes has consistently named United Community among the World’s Best and America’s Best Banks. Learn more at ucbi.com

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” “anticipates,” “assumes,” “illustrates,” “likely,” “predict,” “continue” or similar expressions.

Examples of forward-looking statements in this press release include, but are not limited to, statements United makes about the expected financial impact and benefits of the balance sheet repositioning, expected tax impacts of certain transactions, the expected yield and deployment of proceeds from securities sold, the expected impact of the repositioning on our ability to respond to future customer needs and loan demand, net interest income, earnings, and the assumptions underlying such estimates.

Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, many of which are beyond United’s ability to control or predict, that change over time and, should any of them materialize, or if the underlying assumptions relating to these forward-looking statements prove to be incorrect, could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include changes in market interest rates and market conditions; differences between the actual and assumed timing, amount, pricing and composition of securities sold or purchased in connection with the repositioning; differences between actual and assumed reinvestment yields; strategic, market, credit, operational, liquidity and interest rate risks associated with United’s business; changes in general business and economic conditions, legislative, regulatory or accounting changes, estimates and judgments; and other risks and uncertainties disclosed in documents filed or furnished by United with the U.S. Securities and Exchange Commission (“SEC”).

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by United with the SEC.

United does not intend to and, except as required by law, hereby disclaims any obligation to update or revise any forward-looking statement contained in this press release, which speaks only as of the date of its issuance, whether as a result of new information, future events or otherwise.

United qualifies all forward-looking statements by these cautionary statements.